UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2006

Sunterra Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-13815	95-4582157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3865 W. Cheyenne Ave.
North Las Vegas, NV	89032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(702) 804-8600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 5.02 below with respect to Nicholas J. Benson is incorporated herein by reference.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 3, 2006, Sunterra Corporation (the “Company”) disclosed its intention to restate its financial results for the fiscal years ended December 31, 2002 through September 30, 2005 (and related interim periods), and for the fiscal quarter ended December 31, 2005, as a result of its determination that the Company underpaid taxes in Spain on wages paid to certain employees for its Spanish businesses.

On July 27, 2006, the Company issued a press release (“Press Release”) concerning various matters, in which the Company reiterated that its consolidated financial statements covering the fiscal years ended December 31, 2002 through September 30, 2005 (and related interim periods), and for the fiscal quarter ended December 31, 2005 (as well as any related financial information or related auditor's reports), which are included in its filings with the U.S. Securities and Exchange Commission, should no longer be relied upon. The Press Release is filed as Exhibit No. 99.1 hereto and incorporated herein by reference.

In the Press Release, the Company further discussed the underlying reasons behind this conclusion and stated that in light of certain allegations (including accounting improprieties) made by an individual formerly employed by the Company’s Spanish operations and which are the focus of the previously disclosed investigation by the Company’s Audit and Compliance Committee (the “Committee”), management has been evaluating certain practices relating to the payment of taxes and their potential impact on the Company’s financial statements and potential additional tax obligations. The Press Release further stated that management is also reviewing the accrual and release of certain reserves in its European operations during the periods contemplated by the restatements, which may result in certain timing differences and results for the restated periods. Management’s analysis will be reconciled with work being performed by the Committee and will then be reviewed with the Company’s former accounting firm, Grant Thornton LLP. The Company has not yet calculated the amount of additional tax obligations that may be owed to taxing authorities and will provide further information as soon as practicable.

The Company also stated in the Press Release that its management believes the issues which have led to the necessity to restate its financial statements are limited to the Company’s European operations based on operational and financial management and the strength of the internal control environment in the U.S.

In addition, the Company stated in the Press Release that it is continuing to work diligently to engage independent accountants, and to work with Grant Thornton in performing the restatements of its historical financial statements, and intends to complete this effort as expeditiously as possible. The Company further stated in the Press Release that it plans to file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as soon as practicable.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Nicholas J. Benson

On July 25, 2006, the Board of Directors of the Company, acting upon the recommendation of the Committee as a result of its investigation, terminated the employment of Nicholas J. Benson, the Company’s President and Chief Executive Officer, for cause, in accordance with the terms of his employment agreement dated November 19, 2001, amended as of October 13, 2005. Mr. Benson’s termination is effective as of July 25, 2006. Mr. Benson continues to serve as a director of the Company; however, the Board of Directors has requested that he resign his directorship.

Because Mr. Benson’s employment agreement was terminated for cause, Mr. Benson is only eligible to receive his accrued salary and unreimbursed expenses through July 25, 2006 and is not eligible to receive any future severance payments or other obligations. Mr. Benson’s unexercised options automatically expired on July 25, 2006, as a result of his termination for cause, and his unvested shares of restricted stock are forfeited as of such date as well.

The Company has demanded reimbursement from Mr. Benson and Steve E. West, the Company’s former Executive Vice President and Chief Financial Officer, of all bonus or other incentive-based or equity-based compensation received by them from the Company since 2002 as a result of the previously disclosed restatement which the Company intends to perform.

John D. Ziegelman

On July 25, 2006, the Board of Directors of the Company increased its size from six members to seven, and elected John D. Ziegelman to serve as a director of the Company.  Mr. Ziegelman is the founder and Chief Investment Officer of CD Capital Management LLC.   CD Capital Management LLC and its affiliates and joint Schedule 13D reporting persons, including Mr. Ziegelman, beneficially own approximately 1,344,772 shares of the Company’s common stock, which represents approximately 6.8% of the outstanding shares.

Item 8.01.	Other Events.

The Company announced in the Press Release an update on the status of the Committee’s investigation, including actions taken by the Board of Directors based on the recommendation of the Committee as a result of its investigation (as further described in Item 5.02 of this Form 8-K).

The Committee has completed the fact-finding portion of its investigation, and will consider appropriate remedial measures and will recommend to the Board, as appropriate, improvements to processes and procedures as soon as practicable.

Forward-Looking Statements; Risks and Uncertainties

Statements contained in this document that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operations, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation and review of the allegations; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel and any remedial actions recommended by the Committee, the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-Q for the fiscal quarter ended March 31, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm and as to the level of cooperation from the Company’s former accounting firm; (4) the effects of the delisting of the Company’s common stock from The Nasdaq National Market and removal of the Company’s warrants from the OTC Bulletin Board and the quotation of the Company’s common stock and warrants in the “Pink Sheets,” including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and possible material weaknesses in internal control over financial reporting; (6) the effects of any lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the possibility that any default under the Company’s financing arrangements, including our Senior Finance Facility and Senior Subordinated Convertible Notes, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements; (8) the effects of new accounting pronouncements; (9) personnel changes may adversely affect the Company’s business; (10) expectations as to the timing of engaging an investment banker; and (11) additional risks and uncertainties and important factors described in the Company’s other press releases and in the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Sunterra Press Release dated July 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2006

SUNTERRA CORPORATION

By:	/s/	Robert A. Krawczyk
	Name:	Robert A. Krawczyk
	Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Sunterra Press Release dated July 27, 2006